UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported)	December 9, 2014

Berkshire Income Realty, Inc.
(Exact name of Registrant as specified in its charter)

Maryland	001-31659	32-0024337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Beacon Street, Boston, Massachusetts		02108
(Address of principal executive offices)		(Zip Code)

Registrants telephone number, including area code	(617) 523-7722

N/A
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 - COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On December 9, 2014, the operating partnership of Berkshire Income Realty, Inc. (the "Registrant"), Berkshire Income Realty-OP, L.P. ("BIR-OP LP"), through a wholly owned subsidiary, acquired Elan Redmond Town Center Apartments, a 134-unit multifamily apartment community located in Redmond, Washington (“Elan Redmond”), from Redmond 133 LLC, an unaffiliated third party, for a purchase price of $49,975,000.

The Registrant initially concluded that the transaction was significant pursuant to Reg S-X Rule 3-14 as compared to the last audited period, or year end 2013 total assets. However, the Registrant has determined that the Elan Redmond transaction is not significant, either individually or in the aggregate with other insignificant acquisitions, for purposes of Reg S-X Rule 3-14 when the transaction is compared to the pro-forma total assets reported on Form 8-K/A filed on June 5, 2014 pursuant to Reg S-X Rule 3-14.

Although the Registrant filed a Form 8-K on December 15, 2014 and reported that financial statements of the asset acquired and proforma financial information of the Registrant would be provided no later than February 24, 2015, based on the revised conclusion, such financial statements and proforma financial information are not required and will not be provided for the Elan Redmond transaction.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit 99.1	Sale and Purchase Agreement between Redmond 133 LLC as Seller and Berkshire Income Realty-OP, L.P. as Purchaser dated November 25, 2014.*

Exhibit 99.2	Reinstatement and Amendment to Purchase and Sale Agreement between Redmond 133 LLC as Seller and Berkshire Income Realty-OP, L.P. as Purchaser dated December 3, 2014.*

*	Previously filed as an exhibit to the Registrant's Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Berkshire Income Realty, Inc.

Date:	February 23, 2015	By:	/s/ David E. Doherty
		Name:	David E. Doherty
		Title:	Principal Financial Officer